Exhibit 99.1

298 N. Wiget Lane • Walnut Creek, CA 94598 • 925.930.5300 • www.westaff.com
For Immediate Release

Westaff Reports Fiscal 2007 Second Quarter Results

WALNUT CREEK, CA, Thursday, May 24, 2007  — Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, today reported financial results for its second fiscal quarter, which ended April 14, 2007.  Consistent with historic financial reporting, the Company’s first three fiscal quarters comprise twelve weeks each while the fourth quarter comprises 16 or 17 weeks.

Revenue for the second quarter of fiscal 2007 was $129.8 million, which represented a decrease of $8.8 million or 6.4% as compared to the second quarter of fiscal 2006.  Domestic revenue decreased $10.6 million or 9.7%, largely as a result of a 10% decrease in sales of temporary help, caused by a 12.9% decrease in billable hours, partially offset by a 3.6% increase in average bill rates.  The decrease in domestic, billable hours is attributable to an overall softness in the domestic marketplace, as has been noted within many of our competitors’ first quarter earnings reports.  In addition, the Company has continued to focus its sales efforts on opportunities yielding a higher gross margin, which has resulted in decreased sales revenue from lower margin business.  Further, our domestic permanent placement revenue increased 21%.  As a result of all these, domestic gross margin has increased to 18.0%, from 17.4% in the second quarter of fiscal 2006.

Offsetting a portion of the domestic revenue decrease was an increase in international revenue of $1.8 million, or 5.9%, which benefited from favorable exchange rates as compared to those in place in the second quarter of fiscal 2006.  Whereas international billable hours decreased 4.4% when comparing quarter to quarter, gross margin from our international operations increased to 17.9% as compared to 17.0% in the second quarter of fiscal 2006.  This increase is primarily attributable to gross margin improvements in our Australian operations, coupled with a 15% increase in permanent placement revenue.

Michael T. Willis, Westaff’s new Chief Executive Officer commented “I am pleased to have assumed the CEO role earlier this month.  Clearly, I am concerned with the domestic revenue decrease noted within our second quarter but I’m even more concerned the Company demonstrates future improvement in gross margin.  As a result, I have already implemented several initiatives designed to improve our margins, and more initiatives are being identified in conjunction with the Company’s new business plan.  Although it is not yet finalized, I am sure it will include questioning some of our existing sales volumes that produce low margins.  Consequently, in future quarters we may continue to see revenue declines in same store sales, as low margin business is eliminated and we attempt to replace it with higher margined business.”

Operating expenses decreased $150,000, or 0.6% for the second quarter of fiscal 2007 as compared to the second quarter of fiscal 2006.  This was primarily caused by a decrease in franchise agent’s share of gross profit, which is attributable to both a decreased number of franchisees and a decrease in existing franchisees’ gross profits, attributable to the overall softness in the domestic marketplace.  Additionally, depreciation and amortization costs decreased due to certain existing assets reaching fully depreciated status.  Offsetting a portion of these costs decreases was a 3% increase in selling and administrative expenses, primarily due to increased recruiting costs, professional fees and employee benefits costs.  Salary costs were $677,000 less than the second quarter of fiscal 2006, due to headcount reductions implemented during the third and fourth fiscal quarters of fiscal 2006.

For the second quarter, the Company reported an operating loss of $725,000 as compared to an operating loss of $147,000 in the second quarter of fiscal 2006.  Net loss for the 2007 quarter was $664,000 or $(0.04) per diluted share compared to $266,000 million or $(0.02) per diluted share for the 2006 quarter.  Mr. Willis added, “We are acutely aware the Company’s operating results are below expectations and also below that of its competition.  Going forward, we will be implementing multiple initiatives to improve its operating results, including departure from unprofitable markets, enhancements to profitable markets and various cost reductions.  Although I’ve only been on the job a few weeks, I believe there are a number of opportunities for operating margin improvement and look forward to implementing these, once they are fully identified and articulated in our business plan, which should be finalized over the next 60 days.”

For the first 24 weeks of fiscal 2007 as compared to the same period of fiscal 2006, revenue decreased 6.3% while gross margin increased to 17.8%, from 17.1%.  Operating expenses decreased $1.3 million over the same period and, consequently, operating results improved $297,000.  Finally, the net loss for the first 24 weeks was $261,000, representing an improvement of $0.4 million as compared to the first 24 weeks of fiscal 2006.

The balance sheet at April 14, 2007 demonstrates an improvement in working capital as compared to both the balance sheets at fiscal year end and second quarter end 2006.  Further, our revolving debt balance has decreased 36% as compared to the revolving debt balance at last fiscal year end due to the improved operating results in our Australian operation.

Westaff will discuss these results on a conference call at 8:00 AM Pacific time on Friday, May 25, 2007.  The call will be accessible by dialing 1-877-407-0782 domestically or +1 -201-689-8567 internationally.

Westaff provides staffing services and employment opportunities for businesses in global markets.  Westaff annually employs in excess of 100,000 people and services more than 15,000 client accounts from more than 200 offices located throughout the United States, the United Kingdom, Australia and New Zealand. For more information, please visit our website at www.westaff.com.

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, and is subject to the safe harbors created by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  All forward looking statements are qualified in their entirety by this cautionary statement.  Forward-looking statements contained herein include, but are not limited to, statements regarding revenue, gross margins, operating results and the Company’s prospects for fiscal 2007 and beyond.  The forward-looking statements contained herein involve a number of assumptions, risks and uncertainties. Actual results could differ materially from estimates.  Among the factors affecting future operating results are: risks related to control by a significant shareholder, an intensely price competitive market, variability of our working capital needs and our ability to borrow to meet those needs, our ability to borrow under our credit facilities and our compliance with the debt covenants, variability of the amount of collateral that we are required to maintain to support our workers’ compensation obligation, the sufficiency of our workers’ compensation claims reserve, variability of employee-related costs, including workers’ compensation liabilities, possible adverse effects of fluctuations in the general economy, our ability to collect on our accounts receivable, risks related to franchise agent operations, risks related to international operations and fluctuating exchange rates, reliance on executive management and key personnel, our ability to attract and retain the services of qualified temporary personnel, the ability of our customers to terminate our service agreement on short notice, variability of the cost of unemployment insurance for our temporary employees, any difficulty with our information technology system, potential exposure to employment-related claims,  the volatility of the Company’s stock price, increased regulatory compliance costs and litigation and other claims.  Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K for the year ended October 28, 2006.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information.  The Company undertakes no responsibility to publicly update or revise any forward-looking statement except as required by applicable laws and regulations.

ANALYSTS/INVESTORS CONTACT:	John P. Sanders
Senior Vice President and
Chief Financial Officer
Telephone: 925/930-5300
e-mail: jsanders@westaff.com

PRESS CONTACT:	Linda Gaebler
Vice President Communications
Telephone: 925/930-5368
e-mail: lgaebler@westaff.com

Financial table follows……..

Westaff, Inc.
Unaudited Financial Highlights
(In thousands, except per share data)

	Fiscal Quarter Ended
	April 14, 2007	April 15, 2006
Statements of Operations:

Revenue	$129,829	$138,635
Costs of services	106,481	114,559
Gross profit	23,348	24,076
Gross margin	18.0%	17.4%
Franchise agents’ share of gross profit	3,518	4,006
Selling and administrative expenses	19,676	19,043
Depreciation and amortization	879	1,174
Operating loss	(725)	(147)
Interest expense	268	248
Interest income	(60)	(31)
Loss before income taxes	(933)	(364)
Income tax benefit	(269)	(98)
Net loss	$(664)	$(266)

Basic and diluted loss per share:
Net loss	$(0.04)	$(0.02)

Weighted average common shares outstanding - basic and diluted	16,608	16,394

	24 Weeks Ended
	April 14, 2007	April 15, 2006
Statements of Operations:

Revenue	259,779	277,236
Costs of services	213,513	229,922
Gross profit	46,266	47,314
Gross margin	17.8%	17.1%
Franchise agents’ share of gross profit	7,058	8,339
Selling and administrative expenses	37,486	37,000
Depreciation and amortization	1,794	2,344
Operating loss	(72)	(369)
Interest expense	587	557
Interest income	(95)	(49)
Loss before income taxes	(564)	(877)
Income tax benefit	(303)	(215)
Net loss	$(261)	$(662)

Basic and diluted loss per share:
Net loss	$(0.02)	$(0.04)

Weighted average common shares outstanding - basic and diluted	16,599	16,386

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Westaff, Inc.
Unaudited Financial Highlights
(In thousands, except per share data)

		(1)
	April 14, 2007	October 28, 2006
Balance Sheet Highlights:
ASSETS
Current assets:
Cash and cash equivalents	$4,346	$3,545
Trade accounts receivable	72,921	76,267
Deferred income taxes	6,084	5,834
Prepaid expenses	4,675	4,732
Other current assets	2,818	4,694
Total current assets	90,844	95,072

Property and equipment, net	15,054	15,046
Deferred income taxes	12,456	12,404
Goodwill and other intangible assets	15,897	15,792
Other long-term assets	1,055	951
Total assets	$135,306	$139,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under revolving credit facilities	$3,048	$4,790
Current portion of capital lease obligations	371	345
Note payable to related party	2,000	2,000
Accounts payable	4,397	5,245
Accrued expenses	38,756	40,800
Total current liabilities	48,572	53,180

Long-term capital lease obligations	654	833
Other long-term liabilities	19,137	19,243
Total liabilities	68,363	73,256

Stockholders’ equity:
Common stock	166	166
Additional paid-in capital	38,944	38,617
Retained earnings	27,009	27,270
Accumulated other comprehensive loss	824	(44)
Total stockholders’ equity	66,943	66,009
Total liabilities and stockholders’ equity	$135,306	$139,265

(1)          Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended October 28, 2006.

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